EXHIBIT 11.1

                           CONSOLIDATED DELIVERY & LOGISTICS, INC. AND SUBSIDIARIES
                                          NET INCOME (LOSS) PER SHARE
                             FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                            (In Thousands Except Share and Per Share Information)

SHARES CONSIDERED:                                                        1998               1997                1996
                                                                     ---------------    ---------------     --------------

Weighted average portion of shares outstanding at
December 31, 1995                                                      6,629,569          6,629,569         6,629,569

Weighted average portion of 166,221 common shares issued in
connection with the acquisitions of businesses                           166,221            166,221            47,977

Weighted  average portion of 137,239 common shares retired pursuant
to sale of subsidiary                                                   (137,239)          (125,583)                -

Weighted average portion of 8,333 common shares issued in
  connection with the acquisition of a business                            8,333              2,077                 -

Weighted  average  portion of 29,367 of common  shares  acquired in
connection with acquisition purchase price adjustment                    (18,183)                 -                 -

Weighted  average  portion  of  206,185  common  shares  issued  in
connection with the acquisitions of businesses                            13,557                  -                 -
                                                                   ---------------    ---------------     --------------

         Basic weighted average shares outstanding                     6,662,258          6,672,284         6,677,546

Incremental shares assumed issued in connection with stock
  options outstanding (a)                                                175,249              2,656                 -

Incremental shares assumed issued in connection with the
  Company's Employee Stock Purchase Plan                                   1,496                  -                 -
                                                                     ---------------    ---------------     --------------

         Diluted weighted average shares outstanding                   6,839,003          6,674,940         6,677,546
                                                                     ===============    ===============     ==============

Income (loss) from continuing operations                                  $2,311             $1,657             ($854)
Income (loss) from discontinued operations                                   -               (1,198)              171
                                                                     ===============    ===============     ==============
Net income (loss)                                                         $2,311             $  459             ($683)
                                                                     ===============    ===============     ==============
Basic income (loss) per share:
Continuing operations                                                       $.35               $.25             ($.13)
Discontinued operations                                                       -                (.18)              .03
                                                                     ==============     ===============     ==============
Net income (loss) per share                                                 $.35               $.07             ($.10)
                                                                     ===============    ===============     ==============
Diluted income (loss) per share:
Continuing operations                                                       $.34               $.25             ($.13)
Discontinued operations                                                       -                (.18)              .03
                                                                     ---------------    ---------------     --------------
Net income (loss) per share                                                 $.34               $.07             ($.10)
                                                                     ===============    ===============     ==============



(a) The conversion of the Company's debentures into 161,818, 180,995 and 180,995 shares, respectively, of common stock is excluded from the computations as the effect would be antidilutive in 1998, 1997 and 1996. The conversion of the Company's seller financed convertible notes into 685,470 shares of common stock is excluded from the computation as the effect would be antidilutive in 1998. There were no seller financed convertible notes outstanding in 1997 and 1996. Options to purchase 573,684, 685,038 and 562,568 shares of common stock in 1998, 1997 and 1996, respectively, were not included in the computation of diluted earnings per share because the option exercise price was greater than the average market price of the common shares.